Exhibit 99.1

For Immediate Release
October 27, 2008
Contact: Mark Garwood
President / CEO
Tamalpais Bancorp
415-526-6400

Tamalpais Bancorp Elects
Larry Rosenberger to Board

Former Fair Isaac CEO Brings
Wealth of Research, Strategy Development Experience
To Marin Financial Services Company

San Rafael, CA—October 27, 2008—Tamalpais Bancorp (NASDAQ: TAMB) today announced that Larry E. Rosenberger, former president and CEO of Fair Isaac Corporation, has been elected to the Board of Directors of the parent company of Marin County-based Tamalpais Bank and Tamalpais Wealth Advisors.

He was also elected to the Board of Directors of Tamalpais Bank.

At Fair Isaac, Rosenberger directed dramatic revenue growth during his tenure (1991-1999) as CEO, when the then San Rafael-based provider of world-class analytics increased its annual revenue from $31 million to more than $276 million.

Currently, Rosenberger serves as Fair Isaac’s first Research Fellow, working on research projects in the field of analytic science. From 1999 to 2007, he was responsible for the Company’s Analytic Research and Development Unit, focused on early stage innovation in exploratory, predictive and decision analytics applied to helping Fair Isaac’s clients, in numerous industries, use data and domain expertise to make better decisions on their prospects and customers.

“Larry brings a unique set of industry specific skills to both Boards,” said Tamalpais Bancorp president and CEO Mark Garwood. “His background in research, analysis and engineering will provide us with an unsurpassed level of experience and expertise which will be beneficial as we enhance our business banking solutions and data management strategies.”

Tamalpais Bancorp
Press Release
October 27, 2008

Rosenberger holds a Bachelor of Science degree in physics from M.I.T. and a Masters of Science degree in physics, and Masters of Science and Masters of Engineering degrees in Operations Research from UC, Berkeley.

Rosenberger, a resident of San Rafael, spent 33 years with Fair Isaac before assuming his position as Research Fellow. During his career, he has been responsible for the development, production and marketing of some of the Company’s most advanced products.

In keeping with the community commitment of Tamalpais Bank, Rosenberger previously served on the boards of the Marin Education Fund and the Marin Community Foundation, and he currently chairs the board of the Marin-based Buck Institute for Education that focuses on project based learning. He also serves on the boards of several small, privately-held, for-profit companies.

About Tamalpais Bancorp

Tamalpais Bancorp, through its wholly owned subsidiaries Tamalpais Bank and Tamalpais Wealth Advisors, offers business and consumer banking through its seven Marin County full service branches and one Northern California loan production office, and wealth advisory services to high net worth families and institutional clients. The Company had $680 million in assets and $254 million in assets under management as of September 30, 2008. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol TAMB.

Tamalpais Bancorp
Press Release
October 27, 2008

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.